UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 27, 2018

ALEXION PHARMACEUTICALS, INC.
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(Exact name of registrant as specified in its charter)

Delaware	0-27756	13-3648318
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(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 College Street, New Haven, Connecticut 06510
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(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (475) 230-2596

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2018, Alexion Pharmaceuticals, Inc. (Alexion or the Company) announced that Ms. Julie O’Neill, the Company’s Executive Vice President, Global Operations, has resigned her position, departing from the Company on June 28, 2018. The Company will not be hiring a new Executive Vice President, Global Operations and, instead, the functions formerly performed by the Executive Vice President, Global Operations will be assumed by certain members of Alexion’s current management team.

In connection with Ms. O’Neill’s resignation, the Company and Ms. O’Neill entered into a Severance Agreement dated as of June 27, 2018 (the “Severance Agreement”). Pursuant to the terms of the Severance Agreement, the Company has agreed to provide certain benefits to Ms. O’Neill, including the following: (i) 3-months of advance notice of termination of employment (which period ends on September 30, 2018) and continued salary and benefits through such 3-month period; (ii) cash payments equal to 18-months’ salary, or approximately €827,166 (of which, €342,709 will be contributed to the Company’s pension plan for Ms. O’Neill’s benefit); (iii) a lump sum cash payment equal to Ms. O’Neill’s pro rata cash bonus for 2018, or approximately €297,150; (iv) a lump sum cash payment equal to Ms. O’Neill’s full year target cash bonus for 2018, or approximately €396,200; (v) a cash payment of €7,441 in lieu of continued health and dental insurance coverage for the 18-month period following September 30, 2018; (vi) acceleration of vesting of all outstanding stock options and time-based restricted share unit awards that are unvested as of September 30, 2018; (vii) acceleration of vesting of all performance share unit awards to the extent that the performance conditions set forth in such awards have been satisfied prior to September 30, 2018; and (viii) tax preparation and reimbursement assistance for income earned from the Company during calendar year 2018. In order to receive the foregoing benefits, Ms. O’Neill executed a general release in favor of the Company. Ms. O’Neill further agreed to be bound by certain customary restrictive covenants, including covenants related to confidentiality and non-solicitation of customers and employees.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2018	ALEXION PHARMACEUTICALS, INC.

By: /s/ Douglas J. Barry
Name: Douglas J. Barry
Title: Vice President, Corporate Law